Exhibit (d)(ii)


                         INVESTMENT MANAGEMENT AGREEMENT



THIS AGREEMENT (the "Agreement"), made as of _____________, _____, by and between the THE CHACONIA INCOME & GROWTH FUND, INC., a Maryland corporation,
(the  "Client")  and  CHACONIA  FUND  SERVICES,  INC.,  a Delaware  corporation,
("CFS").

                              W I T N E S S E T H :

     WHEREAS, the Client is the owner or custodian of, or otherwise has investment authority with respect to, securities, cash and other property of the Chaconia ACS Fund (such securities, cash and other property collectively herein referred to as the "Fund") held in one or more accounts (the "Account"); and

     WHEREAS, the Client desires to appoint CFS to serve as investment manager with respect to the Account (in such capacity, CFS being referred to hereinafter as "Investment Manager"); and

     WHEREAS, CFS is a "registered investment adviser" under the Investment Advisers Act of 1940;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     I. APPOINTMENT. CFS is hereby appointed to serve as Investment Manager with respect to the Account. CFS hereby accepts its appointment subject to the terms and conditions of this Agreement.

     II.   DUTIES AND POWERS OF INVESTMENT MANAGER.

           A.  Duties.

               1. Subject to any restrictions and/or guidelines contained in Exhibit A attached hereto and by this reference incorporated herein, and any additional restrictions and/or guidelines as may from time to time be communicated in writing by the Client, CFS shall from time to time invest and reinvest the Fund and keep the same invested, in its sole discretion, without distinction between principal and income, in any property, real, personal or mixed, or share or part thereof, or part interest thereof, or part interest therein, wherever situated, and whether or not productive of income, including but not limited to: capital, common and preferred stock, mutual funds, personal, corporate and governmental obligations, secured or unsecured; mortgages, leaseholds, fees and other interests in realty; oil, gas or mineral properties, rights, royalties, payments and other interests in such properties; contracts, conditional sales agreements, choses in action, trust and participation certificates, and other evidences of ownership, part ownership, interest or part interest.

               2. CFS shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a responsible fiduciary acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and by diversifying the investments under management so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. It is agreed that the standard set forth in the foregoing sentence constitutes the sole standard of care imposed upon CFS by this Agreement.

               3. In the performance of its duties hereunder, CFS shall act in accordance with the investment guidelines which the Client may, from time to time, have furnished to CFS in writing subject only to such limitations as the Client may impose, or as may otherwise be imposed by law.

               4. CFS will provide Client with such periodic reports as Client and CFS may mutually agree; provided however, that reports as to the status and investments in the Account shall be provided no less frequently than quarterly.

           B Powers. The Client hereby appoints CFS its agent and attorney-in-fact with respect to, and hereby confers, and CFS hereby acknowledges, the following powers in the performance of its duties as Investment Manager under this Agreement:

               1. To direct the purchase or subscription for any securities or property;

               2. To direct the sale, exchange, conveyance, transfer or other disposition of any stocks, bonds or other securities held in the Account or comprising the Fund, by private contract or at public auction, with or without advertising;

               3. To vote any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith, and generally to exercise any of the powers of an owner with respect to stocks, bonds, or other securities of the Fund; provided, that all such powers shall be exercised by CFS in its sole and absolute discretion subject only to its general fiduciary obligations to the Client as set forth in Section IIA(2) above;

               4. To direct the writing of covered call options and the purchase or sale of put options and financial futures contracts;

               5. To make, execute, acknowledge and deliver any and all documents that may be necessary to carry out the powers of CFS, as Investment Manager;

               6. To carry out the duties set forth in Subsection IIA of this Agreement;

               7. To direct the placement of brokerage orders with respect to assets comprising the Fund with such broker or brokers as CFS shall select; and

               8. Generally, to do all such acts and to execute and deliver all such instruments as in the judgment of CFS may be necessary or desirable to carry out any powers or authority of CFS under this Agreement, without advertisement and without order of court, and without having to post bond or make any returns or report of its doings to any court.

           C. Investment Decisions. CFS shall have full power to make and act upon all investment decisions with respect to the Fund, in its sole discretion, subject only to the terms of this Agreement, as amended from time to time.

           D. Compensation. The compensation of CFS as Investment Manager shall be such as is set forth in CFS's separate published fee schedule in effect from time to time, a current copy of which is attached hereto as Exhibit B, except that no increase in fees shall be effective until 90 days after notice thereof to the Client. Unless otherwise provided in Exhibit B, payment to CFS shall be made quarterly, based on a calendar year, and the fee shall be due and payable within 15 days after the end of each quarterly period. If this Agreement commences at any time other than at the beginning of a quarterly period, the first quarterly fee shall be prorated to the end of such first quarterly period. At no time will CFS be compensated on the basis of a share of capital gains or capital appreciation of the Fund except as based upon the total value of the Fund in accordance with CFS's aforementioned fee schedule. If this Agreement is terminated all fees due to CFS shall be prorated to the date of termination.

     III. TRANSACTION PROCEDURES. All transactions will be consummated by payment to, or delivery by, Client, or such other party as Client may designate in writing (the "Custodian"), of all cash and/or securities due to or from the Account. CFS shall not act as custodian for the Account, but may issue such instructions to the Custodian as may be appropriate in connection with the settlement of transactions initiated by CFS pursuant to the terms of this Agreement. Instructions of CFS to Client and/or the Custodian shall be made in writing sent by first-class mail or, at the option of CFS, orally and confirmed in writing as soon as practical thereafter, and CFS shall instruct all brokers and dealers executing orders on behalf of the Account to forward to Client and/or the Custodian copies of all confirmations promptly after execution of transactions. CFS shall not be responsible for any loss incurred by reason of any act or omission of any broker or dealer or the Custodian; provided, however, that CFS will make reasonable efforts to require that brokers and dealers selected by CFS perform their obligations with respect to the Account.

     IV. ALLOCATION OF BROKERAGE. Where CFS places orders for the execution of portfolio transactions for the Account, CFS may allocate such transactions to such brokers and dealers for execution on such markets, at such prices and at such commission rates as in the good faith judgment of CFS will be in the best interest of the Account, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of CFS, and the value of an ongoing relationship of

CFS with such brokers and dealers) without having to demonstrate that such factors are of a direct benefit to the Account. Client may direct CFS to utilize specific brokers or dealers. Client represents that such direction shall be for the exclusive purpose of providing benefits to participants and beneficiaries of the Account and shall not constitute, or cause the Account to be engaged in any violation of federal or state law with regard to "prohibited transactions" or "parties-in-interest".

     V. SERVICES TO OTHER CLIENTS OF CFS. CFS may perform investment advisory services for various clients other than the Client and for accounts other than the Account. CFS may give advice and take action with respect to other clients that differs from advice given or action taken with respect to the Fund, so long as CFS attempts in good faith reasonably to allocate investment opportunities to the Client and the Account over a period of time on a fair and equitable basis compared to investment opportunities extended to other clients. CFS is not obligated to initiate the purchase or sale for the Client, or the Account, of any security that CFS, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the reasonable opinion of CFS, such transaction or investment appears unsuitable or undesirable for the Client or the Account.

     VI. CONFIDENTIAL RELATIONSHIP. Except as otherwise provided in this Section, all information and advice furnished by the Client or CFS to the other, with respect to the Account, the Fund or other matters pertaining to this Agreement, shall be treated as confidential and shall not be disclosed to third parties except as required by law or as necessary to carry out responsibilities set forth in this Agreement.

     VII. AUTHORITY AND STATUS OF CFS AS INVESTMENT MANAGER. CFS represents and warrants (i) that it is a registered investment adviser under the Investment Advisers Act of 1940, (ii) that it has full power and authority to enter into this Agreement, and (iii) that this Agreement has been duly authorized and when executed and delivered will be binding upon CFS. CFS acknowledges that as Investment Manager it is a fiduciary with respect to the Fund; provided, however, that CFS shall not be considered a fiduciary to the extent that it does not have investment discretion under this Agreement as a result of the restrictions, if any, contained in Exhibit A.

     VIII. AUTHORITY OF THE CLIENT. The Client represents and warrants (i) that the Client has full power and authority to enter into this Agreement, and (ii) that this Agreement has been duly authorized and when executed and delivered will be binding upon the Client, the Account and the Fund.

     IX. DURATION OF AGREEMENT; ENTIRE AGREEMENT. This Agreement will remain in effect until terminated by either party hereto in accordance with Section X hereof. This Agreement constitutes the entire agreement between CFS and Client, and supersedes any prior agreements or understanding with respect to the subject matter hereof.

     X.    TERMINATION; PROHIBITION AGAINST ASSIGNMENT.

           A. A party to this Agreement may terminate this Agreement at any time upon notice by registered or certified mail to the other parties in accordance with Section XI hereof, which notice shall be given at least thirty (30) days prior to the effective date of termination. Upon receiving or giving notice of termination, and (if termination occurs by notice from the Client) upon receipt by CFS of all fees payable to CFS pursuant to this Agreement which are accrued but unpaid as of the date of such termination, CFS shall, if so directed by the Client, make a full accounting to the Client with respect to all assets managed by it since its appointment as Investment Manager.

           B. No assignment (as that term is defined in the Investment Advisers Act of 1940) of this Agreement shall be made by either party without the consent of the other party. This Agreement shall terminate upon its assignment (as defined in the Investment Advisers Act of 1940) by either party.

     XI.   NOTICES.

           A. All notices, requests and demands after the date of this Agreement, and any other communications hereunder shall be deemed to have been duly given if in writing and if delivered or sent by certified or registered mail, return receipt requested, to the appropriate address indicated below or such other address as may be given in a notice sent to the other parties hereto in accordance with this Section XI. Such communication shall be effectively delivered or received on the date on which delivered or on the date acknowledged to have been received in return receipt.

           B. Client hereby acknowledges receipt of CFS's Form ADV, Part II pursuant to Rule 204-3 under the Investment Advisers Act of 1940. CFS annually shall deliver, or offer in writing to deliver, upon written request of the Client and without charge, Form ADV, Part II.

     XII. INDEMNIFICATION. The Client shall indemnify and hold harmless CFS as Investment Manager, from and against any and all claims, losses, costs, expenses (including, without limitation, attorneys' fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by CFS of its duties as Investment CFS hereunder, on account of taking, or in good faith failing to take, any actions in accordance with any instructions communicated to the Investment Manager. CFS shall not be held responsible for breach of duty other than such of the foregoing arising from, on account of or in connection with the bad faith, negligence, malfeasance, or breach of trust of CFS. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith; nothing in this Agreement shall constitute a waiver or limitation of any rights which the Client may have under applicable federal and state securities laws.

     XIII. GOVERNING LAW. The validity, construction and operation of this Agreement shall be governed by the laws of the State of Maryland, except where preempted by the provisions of federal law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their officers or agents thereunto duly authorized as of the day and year first above written.

CHACONIA INCOME & GROWTH FUND, INC.         CHACONIA FUND SERVICES, INC.


-----------------------------------         ------------------------------------

By:                                         By:
   --------------------------------            ---------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

Address:                                    Address:
        ---------------------------                 ----------------------------

                                    EXHIBIT A
               DESCRIPTION OF ANY RESTRICTION TO SECTION II(A)(1)



None

                                   EXHIBIT B
                                  COMPENSATION

     In accordance with Section II (D) the fee to be paid to Manager shall be computed as follows:

     The greater of $50,000 or the published standard fee schedule shown below:

                   .75 of 1% on the first $10,000,000
                   .50 of 1% on the next $10,000,000
                   .25 of 1% thereafter








     The fee provided above is the annual fee charged by Chaconia Fund Services, Inc. for investment management services. Fees are based on the market value of the assets under management at the end of each calendar or fiscal quarter and are charged in arrears. The quarterly fee is calculated by applying the annual rate above to the total market value of the assets and then taking one-quarter of the total as the quarterly fee. The fee payable to CFS may be revised from time to time but no increase in fees shall be effective until 90 days after notice to the Client.






CHACONIA IPG FUND  ____________             CHACONIA FUND SERVICES  ____________
             DATE  ____________                               DATE  ____________

                                                                     Exhibit (e)

                             DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made and entered into as of _________, between THE CHACONIA INCOME AND GROWTH FUND, INC., a Maryland corporation (the "Fund"), and CHACONIA FINANCIAL SERVICES, INC., a Rhode Island corporation (the "Distributor").

                                    RECITALS

     WHEREAS, the Fund is a diversified open-end management investment Company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940 ("40 Act");

     WHEREAS, the Distributor is a registered broker-dealer under state and federal laws and regulations and is a member of the National Association of Securities Dealers, Inc., and is experienced in providing distribution services to mutual funds and possesses the sufficient facilities to provide such services; and

     WHEREAS, the Fund desires to utilize the Distributor to offer and sell its shares for a continuous offering of its Shares on a best effort basis in certain states and the Distributor is willing to furnish such services in accordance with the terms set forth herein.

                                   AGREEMENTS

     In consideration of the recitals and the mutual agreements contained herein, the parties agree as follows:

     1. Appointment of Distributor. The Fund hereby appoints the Distributor as its exclusive agent for the distribution of its Shares for a continuous offering of its Shares on a best effort basis, in jurisdictions wherein the Fund deems it necessary or advisable to offer and sell the Fund's Shares by means of a registered broker-dealer. The Fund's Shares shall be offered and sold only pursuant to, and on the terms contained in, the then current Prospectus of the Fund.

     2. Acceptance; Services of Distributor. The Distributor hereby accepts appointment as agent for the distribution of the Funds' Shares as provided in section 1.

     3. Expenses Borne by Distributor. The Distributor will pay all its expenses incurred by it in connection with its offer and sale of the Fund's Shares hereunder, including, without limitation, accounting, legal, clerical and office expenses, rent, printing and postage expenses, reasonable and necessary travel expenses and fees for the performance of administrative services. The Fund will make payments to the Distributor pursuant to the Distribution Plan for expenses incurred in connection with distribution of Fund shares as described in Schedule A attached hereto.

     4. Fee. The Distributor shall be entitled to the fees, commissions or discounts in connection with its duties hereunder, as described in the sales charge scheduled attached as Schedule AA.

     5. Repurchase of Shares. The Distributor may act as agent for the Fund in connection with the repurchase and redemption of the Fund's Shares by the Fund upon on the terms and conditions of the then current Prospectus of the Fund or as may otherwise direct. The Distributor may employ such subagents, including one or more participating brokers, for this purpose as the Distributor, in its sole discretion, shall deem to be advisable or desirable.

     6. Basis of Purchase and Sales of Shares. The Distributor's obligation to sell shares hereunder shall be on a best efforts basis only and the Distributor shall not be obligated to sell any specific number of shares.

     7. Duration and Termination. This Agreement shall remain in effect until one year from the date of this Agreement and shall renew from year to year thereafter so long as continuance of the Agreement is approved annually by the Fund's Board of Directors or by the holders of a majority of the outstanding securities of the Fund, and in either case, by a majority of the directors who are not interested persons of the Fund or the Distributor. This Agreement may be terminated at any time, without payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party.

     8.  Responsibility and Indemnification.

         (a) The Distributor shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct or reckless disregard or breach of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of the Distributor, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

         (b) Nothing herein contained shall be construed to protect the Distributor against any liability to the Fund or its security holders to which the Distributor shall otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties on behalf of the Fund, reckless disregard or breach of the Distributor's obligations and duties under this Agreement or the willful violation of any applicable law.

         (c) Except as may otherwise be provided by applicable law, neither the Distributor nor its stockholder, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to the Distributor by the Fund or its authorized agents or in connection with any error in judgment or mistake of law or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or negligence in the performance of its duties, by reason of reckless disregard or breach of the Distributor's obligations and duties under this Agreement or the willful violation of any applicable law.

     9. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may from time to time designate for the receipt of such notice.

     10. Assignment. This Agreement shall neither be assignable nor subject to pledge or hypothecation and in the event of assignment, pledge or hypothecation this Agreement shall automatically terminate. For purposes of determining whether an "assignment" has occurred, the definition of "assignment" in section 202(a)(1) of the Investment Advisers Act of 1940, as amended, shall control.

     11. Miscellaneous.

         (a) This Agreement shall be construed in accordance with the laws of the State of Maryland, provided that nothing herein shall be construed in a manner inconsistent with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rule or order of the Securities and Exchange Commission under such Acts or any rule of the National Association of Securities Dealers, Inc.

         (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         (d) The validity, construction and operation of this Agreement shall be governed by the laws of the State of Maryland, except where preempted by the provisions of federal law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                           THE CHACONIA INCOME AND GROWTH
                                           FUND, INC.



                                           BY
                                             -----------------------------------
                                             E. Henry Sealy, President


                                           THE CHACONIA FINANCIAL SERVICES, INC.



                                           BY
                                             -----------------------------------
                                             Donald L. Martin, President

                                   SCHEDULE AA
                                       TO
                             DISTRIBUTION AGREEMENT

      Amount of Purchase                                    Sales Charge*

Less than $10,000                                                5.5%
$10,000, but less than $25,000                                   5.0%
$25,000, but less than $50,000                                   4.0%
$50,000, but less than $100,000                                  3.5%
$100,000, but less than $150,000                                 3.0%
$150,000, but less than $200,000                                 2.0%
$200,000, but less than $250,000                                 1.0%
$250,000                                                         N/A







-----------------
* As percentage of the offering price.

                                                                     EXHIBIT (q)


                                Power of Attorney


     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Clarry Benn, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

      SIGNATURE                         TITLE                      DATE
      --------                          -----                      ----


/s/ Judy Y. Chang
------------------------
Judy Y. Chang                  Director and Chairperson      _____________, 2000


/s/ John A. Cole
------------------------
John A. Cole                   Director                      _____________, 2000


/s/ Roosevelt Williams
------------------------
Roosevelt Williams             Director                      _____________, 2000


/s/ Renrick A. Nickie
------------------------
Renrick A. Nickie              Director, Vice President      _____________, 2000
                               and Treasurer
/s/ Ulice Payne, Jr.
------------------------
Ulice Payne, Jr.               Secretary                     _____________, 2000

                                                                     Exhibit (p)


                       CHACONIA INCOME & GROWTH FUND, INC.

                                 Code of Ethics

                      Amended effective as of March 3, 2000


I.   DEFINITIONS

     A. "Access person" means any director, officer or advisory person of the Fund.

     B.   "Act" means the Investment Company Act of 1940, as amended.

     C. "Advisory person" means: (i) any employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     D. A Covered Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Covered Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     E. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes as such Act and the rules and regulations promulgated thereunder.

     F. "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

     G. "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include:

          (i)   Direct obligations of the Government of the United States;

          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) Shares issued by open-end registered investment companies.

     H. "Disinterested director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

     I. "Fund" means Fiduciary Capital Growth Fund, Inc., FMI Funds, Inc. or any series of FMI Funds, Inc.

     J. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     K. "Investment Personnel" means: (i) any employee of the Fund or of any company in a control relationship to the Fund who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     L. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

     M. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

II.  CODE OF ETHICS OF INVESTMENT ADVISER

     A. Prior to retaining the services of an investment adviser to the Fund, the Board of Directors of the Fund, including a majority of the Disinterested directors, shall approve the code of ethics adopted by such investment adviser pursuant to Rule 17j-1 under the Act. The Board of Directors of the Fund, including a majority of the Disinterested directors, shall approve any material changes to any such code of ethics within six months after the adoption of the material change. Prior to approving any such code of ethics or amendment thereto, the Board of Directors shall receive a certification from such investment adviser that it has adopted such procedures as are reasonably necessary to prevent access persons of such investment adviser from violating such code. Prior to approving this Code of Ethics and the code of ethics of an investment adviser, and any material changes thereto, the Board of Directors must determine that any such code of ethics contain provisions reasonably necessary to prevent the applicable access persons from violating Rule 17j-1(b) of the Act.

     B. No less frequently than annually, the officers of the Fund and the officers of the investment adviser to the Fund shall furnish a report to the Board of Directors of the Fund:

          1. Describing issues arising under the applicable code of ethics since the last report to the Board of Directors, including, but not limited to, information about material violations of the code and sanctions imposed in response to such material violations. Such report shall also include a list of access persons under the code of ethics.

          2. Certifying that the Fund or investment adviser as applicable has adopted such procedures as are reasonably necessary to prevent access persons from violating the code of ethics.

     C. The officers of the investment adviser to the Fund shall furnish a written report to the Board of Directors of the Fund describing any material changes made to the code of ethics of such investment adviser within ten (10) days after making any such material change.

     D. This Code of Ethics, the code of ethics of the investment adviser, the certifications required by Sections II.A. and II.B.(2), and the reports required by Sections II.B.(1), II.C and V. shall be maintained by the Fund's Administrator.

III. EXEMPTED TRANSACTIONS

The prohibitions of Section IV of this Code of Ethics shall not apply to:

          (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

          (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by either Fund; provided, however, that the prohibitions of Section IV.B of this Code of Ethics shall apply to such purchases and sales.

          (c) Purchases or sales which are non-volitional on the part of either the access person or the Fund.

          (d) Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (f) Purchases or sales which receive the prior approval of the Board of Directors of the Fund because they are only remotely potentially harmful to a Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Funds.

IV.  PROHIBITED ACTIVITIES

     A. Except in a transaction exempted by Section III of this Code, no access person shall purchase or sell, directly or indirectly, any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale is being considered for purchase or sale by a Fund or is being purchased or sold by a Fund. The code of ethics of the investment adviser for the Fund shall contain a similar prohibition.

     B. Except in a transaction exempted by Section III of this Code of Ethics, Investment Personnel of the Fund must obtain approval from the Board of Directors before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. Prior approval shall not be given if the Board of Directors believes that the investment opportunity should be reserved for the Fund or is being offered to the individual by reason of his or her position with the Fund. The code of ethics of the investment adviser for the Fund shall contain a similar prohibition, but may provide for prior approval of an officer of the investment adviser.

II.  REPORTING

     A. Except as provided in Section V.B. of this Code of Ethics, every access person shall report to the Fund the information described in
          Section V.C., Section V.D. and Section V.E. of this Code of Ethics. All reports shall be filed with the Fund's Administrator.

     B.   1.   A  Disinterested  director  of  the  Fund need  not make a report pursuant to Section V.C. and V.E. of this Code of Ethics and need only  report a  transaction  in a Covered  Security  pursuant  to
               Section  V.D.  of this  Code  of  Ethics  if  such  Disinterested director,  at the  time  of such  transaction,  knew  or,  in the ordinary  course of fulfilling his official  duties as a director of the Fund,  should  have known that,  during the 15-day  period
               immediately   preceding  the  date  of  the  transaction  by  the
               director, such Covered Security was purchased or sold by the Fund or was being considered by the Fund or its investment adviser for purchase or sale by the Fund.

          2. An access person need not make a report with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

          3. An access person need not make a quarterly transaction report pursuant to Section V.D. of this Code of Ethics if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund with respect to the access person in the time period required by
               Section V.D.,  provided that all of the
               information required by Section V.D. is contained in the broker trade confirmations or account statements or in the records of the Fund.

          4. An access person that is required to file reports pursuant to the code of ethics of the investment adviser need not make any report pursuant to Section V.C., Section V.D. and Section V.E. of this Code of Ethics if such access person makes comparable reports pursuant to the code of ethics of the investment adviser.

     C. Every access person shall, no later than ten (10) days after the person becomes an access person, file an initial holdings report containing the following information:

          1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership when the person becomes an access person;

          2. The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and

          3.   The date that the report is submitted by the access person.

     D. Every access person shall, no later than ten (10) days after the end of a calendar quarter, file a quarterly transaction report containing the following information:

          1. With respect to any transaction during the quarter in a Covered Security in which the access person had any direct or indirect beneficial ownership:

               (a) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c) The price of the Covered Security at which the transaction was effected;

               (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

               (e)  The date that the report is submitted by the access person.

          2. With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

               (a) The name of the broker, dealer or bank with whom the access person established the account;

               (b)  The date the account was established; and

               (c)  The date that the report is submitted by the access person.

     E. Every access person shall, no later than January 30 each year, file an annual holdings report containing the following information as of the preceding December 31:

          1. The title, number of shares and principal amount of each Covered Security in which the access person had any direct or indirect beneficial ownership;

          2. The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

          3.   The date that the report is submitted by the access person.

     F. Any report filed pursuant to Section V.C., Section V.D. or Section V.E. of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     G.   The Fund's  Administrator  shall review all reports filed  pursuant to
          Section V.C., Section V.D. or Section V.E. of this Code of Ethics. The Fund's Administrator shall identify all access persons who are required to file reports pursuant to this Section V of this Code of Ethics and must inform such access persons of their reporting obligation.

III. SANCTIONS

Upon discovering a violation of this Code of Ethics, the Board of Directors of the Fund may impose such sanctions as it deems appropriate.

                                                                     EXHIBIT (j)


                       [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                 ---------------

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement of The Chaconia Income & Growth Fund, Inc., on Form N-1A (File Nos. 33-37426 and 811-6194) of our report dated February 25, 2000, on our audit of the financial statements and financial highlights of The Chaconia Income & Growth Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1999, which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We also consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Auditors" in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

New York, New York
July ____, 2000

                                                                     EXHIBIT (i)


                                  July __, 2000


Chaconia Income & Growth Fund, Inc.
c/o American Data Services, Inc.
The Hauppauge Corporate Center
150 Motor Parkway, Suite 109
Hauppauge, New York  11788

Gentlemen:

     We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of the Chaconia Income & Growth Fund, Inc. Common Stock, $.01 par value (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Amended and Restated Articles of Incorporation and By-Laws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                               Very truly yours,



                                               FOLEY & LARDNER